EXHIBIT 21

LIST OF SUBSIDIARIES OF SPARTAN STORES, INC.
1.	SPARTAN STORES DISTRIBUTION, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Distribution, LLC
2.	JFW DISTRIBUTING COMPANY Jurisdiction of Incorporation: Names under which business is conducted:	Michigan JFW Distributing Company
3.	LLJ DISTRIBUTING COMPANY Jurisdiction of Incorporation: Names under which business is conducted:	Michigan LLJ Distributing Company
4.	UNITED WHOLESALE GROCERY COMPANY Jurisdiction of Incorporation: Names under which business is conducted:	Michigan United Wholesale Grocery Company
5.	MARKET DEVELOPMENT CORPORATION Jurisdiction of Incorporation: Names under which business is conducted:

Michigan
Market Development Corporation
Ludington Corner
Ludington Corners
Ludington Plaza
Westland of Three Rivers
Harvest Place
Cascade East
Kentwood Center
Jefferson Square (in IN)
Market Street Plaza (in IN)

6.	SPARTAN STORES HOLDING, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Spartan Stores Holding, Inc.

- 7.	SPARTAN STORES HOLDING, INC. subsidiaries include: FAMILY FARE, LLC Jurisdiction of Formation: Names under which business is conducted:

Michigan
Family Fare, LLC
Ashcraft's Markets
Ashcraft's Pharmacy
Family Fare Management Services
Family Fare Trucking
Family Fare Pharmacy
Family Fare Pharmacy #107
Family Fare Pharmacy #108
Family Fare Pharmacy #119
Family Fare Pharmacy #122
Family Fare Supermarket
Glen's Markets
Glen's Pharmacy
Glen's Pharmacy #1523
Grand Valley Food Center
Great Day Food Centers
Great Day Markets
Great Day Food Store
Great Day Pharmacy
Spartan Retail (in MI and IN)
32nd Street Baking Co.

- 8.	FAMILY FARE, LLC subsidiaries include: PREVO'S FAMILY MARKETS, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Prevo's Family Markets, Inc. Prevo's Pharmacy of Chum's Corner Prevo's Pharmacy of Bellaire Prevo's Pharmacy #636
9.	SPARTAN STORES ASSOCIATES, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Associates, LLC
10.	MSFC, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan MSFC, LLC Madison Family Market

11.	MDP, L.L.C. (Family Fare, LLC has a 65% interest in MDP, L.L.C.) Jurisdiction of Formation: Names under which business is conducted:	Michigan MDP, L.L.C. Madison Family Market
12.	SEAWAY FOOD TOWN, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Seaway Food Town, Inc. (in OH) Handy Pantry (in OH) Valley Farm Foods (in OH) Balduf Bakeries (in OH) The Pharm (in OH) Buckeye Discount (in OH) Tracy & Avery Food Town (in OH)
- 13.	SEAWAY FOOD TOWN, INC. subsidiaries include: THE PHARM OF MICHIGAN, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan The Pharm of Michigan, Inc.
14.	BUCKEYE REAL ESTATE MANAGEMENT CO. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Buckeye Real Estate Management Co.
15.	VALLEY FARM DISTRIBUTING CO. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Valley Farm Distribution Co. VFD (in MI, OH and PA) Valley Farm Foods (in OH)
16.	PORT CLINTON REALTY COMPANY (General partnership owned 32% by Seaway Food Town, Inc.) Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Port Clinton Realty Company

17.	GRUBER'S FOOD TOWN, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Gruber's Food Town, Inc. Kash N' Karry Super Food Stores Kash N' Karry Warehouse Market The Pharm Food Town Pharmacy #6040
18.	GRUBER'S REAL ESTATE, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Gruber's Real Estate, LLC
19.	CUSTER PHARMACY, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Custer Pharmacy, Inc. Food Town Pharmacy
20.	SI INSURANCE AGENCY, INC. (Formerly Shield Insurance Services, Inc.) Jurisdiction of Incorporation: Names under which business is conducted	Michigan SI Insurance Agency, Inc.
21.	SPARTAN INSURANCE COMPANY LTD. Jurisdiction of Incorporation: Names under which business is conducted	Bermuda Spartan Insurance Company Ltd.